EXHIBIT 8.1


                              LIST OF SUBSIDIARIES




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                                   EXHIBIT 8.1

                              LIST OF SUBSIDIARIES




1.       ALB Holdings Ltd.

         The Company holds a 100% interest in ALB Holdings Ltd., which was incorporated under the laws of British Columbia, Canada, on December 10, 2003.

2.       Mina Real Mexico S.A. de C.V.

         The Company directly owns a 51% interest in Mina Real Mexico S.A. de C.V., which was incorporated in Mexico on December 2, 2006. Through its 100% interest in ALB Holdings Ltd., the Company indirectly holds the remaining 49% interest in Mina Real Mexico S.A. de C.V.

3.       Minera Nayarit S.A. de C.V.

         The Company holds a 60% interest in Minera Nayarit S.A. de C.V., which was incorporated April 29, 2004 in Mexico. Minera Nayarit S.A. de C.V. is dormant.

4.       Compania Minera Santa Fe de C.V.

         The Company holds a 70% ownership interest in Compania Minera Santa Fe de C.V., which was incorporated June 1, 2007 in Mexico.




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